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                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT



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                                                                          Jurisdiction in which
                                                                       Corporate Name Incorporated
                                                                       ---------------------------

PHARMACIA & UPJOHN, INC.                                                    Delaware (Parent)

Subsidiaries (excluding those which when considered in the aggregate as a single subsidiary did not constitute a significant subsidiary as of December 31, 1998):

Pharmacia & Upjohn (Perth) Pty Ltd                                           Australia
Pharmacia & Upjohn Pty Ltd                                                   Australia
Pharmacia & Upjohn N.V./S.A.                                                 Belgium
Pharmacia & Upjohn Coordination Center N.V.                                  Belgium
Pharmacia & Upjohn Inc.                                                      Canada
Sino-Swed Pharmaceutical Co Ltd                                              China
Upjohn Suzhou Pharmaceutical Co Ltd                                          China
Pharmacia & Upjohn GmbH                                                      Germany
Pharmacia & Upjohn S.A.                                                      Spain
Pharmacia & Upjohn S.A.                                                      France
Pharmacia & Upjohn Limited                                                   United Kingdom
Pharmacia UK Ltd                                                             United Kingdom
Pharmacia & Upjohn Cork Ltd                                                  Ireland
Prosec (Ireland) Ltd                                                         Ireland
Pharmacia & Upjohn S.p.A.                                                    Italy
Pharmacia & Upjohn Ltd                                                       Japan
Pro Re (Luxembourg) S.A.                                                     Luxembourg
Pharmacia & Upjohn S.A.                                                      Luxembourg
Pharmacia & Upjohn S.A. de C.V.                                              Mexico
Pharmacia & Upjohn Holdings BV                                               Netherlands
Pharmacia & Upjohn International N.V.                                        Netherlands
Pharmacia & Upjohn Financial Services B.V.                                   Netherlands
Pharmacia & Upjohn AS                                                        Norway
Pharmacia & Upjohn Caribe Inc.                                               Puerto Rico
Pharmacia & Upjohn AB                                                        Sweden
Pharmacia Biosystems AB                                                      Sweden
Pharmacia & Upjohn Treasury Services AB                                      Sweden
Kabi Pharmacia Peptide Hormones AB                                           Sweden
Sopaco S.A.                                                                  Switzerland
P&UFSC Inc. (Foreign Sales Corporation)                                      Virgin Islands
Pharmacia & Upjohn ABBV LLC                                                  Delaware
Pharmacia & Upjohn Company                                                   Delaware
Upjohn International Inc.                                                    Michigan
Pharmacia & Upjohn Inter-American Corporation                                Michigan
Pharmacia & Upjohn Trading Company                                           Michigan
Pharmacia & Upjohn Holding Company                                           Delaware
The Upjohn Manufacturing Company                                             Delaware
The Upjohn Holding Company M                                                 Delaware
Greenstone Ltd.                                                              Delaware
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